Filed Pursuant to Rule 424(b)(2)
Registration No. 333-274048

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2024

Preliminary Prospectus Supplement

(To Prospectus dated August 17, 2023)

$

$     % Notes due 2035

$     % Notes due 2054

Campbell Soup Company (“Campbell” or “we”) is offering $    aggregate principal amount of  % Notes due 2035 (the “2035 notes”) and $    aggregate principal amount of  % Notes due 2054 (the “2054 notes” and together with the 2035 notes, the “notes”).

Interest will accrue on the notes of each series from    , 2024, and will be payable semi-annually on each    and    , commencing    , 2025.

We may redeem the notes in whole or in part at any time at the redemption prices described under “Description of the Notes—Optional Redemption.” If a Change of Control Triggering Event occurs as described in this prospectus supplement, unless we have exercised our right of redemption, we will be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. See “Description of the Notes—Offer to Purchase Upon a Change of Control Triggering Event.”

The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness. The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-5.

	Price to Public(1)		Underwriting Discount		Proceeds, Before Expenses, to Us
Per 2035 note		%		%		%
2035 notes total	$		$		$
Per 2054 note		%		%		%
2054 notes total	$		$		$

(1)	Plus accrued interest, if any, from , 2024 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to investors through the book-entry delivery systems of The Depository Trust Company, Euroclear Bank S.A./N.V., as operator of the Euroclear System or Clearstream Banking, société anonyme, as the case may be, on or about     , 2024 against payment thereafter in immediately available funds.

Joint Book-Running Managers

Barclays	BNP PARIBAS	BofA Securities
Citigroup	J.P Morgan	UBS Investment Bank

    , 2024

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any such free writing prospectus, nor any sale made hereunder and thereunder shall under any circumstances, create any implication that there has been no change in the affairs of Campbell Soup Company since the date of this prospectus supplement, the accompanying prospectus or any such free writing prospectus, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision, or by any other method as may then be permitted under applicable law, rules, or regulations.. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” below.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “we,” “us” and “our” refer to Campbell Soup Company and our consolidated subsidiaries. Unless we specifically state otherwise, the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC relating to this offering does not give effect to the issuance of the notes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations regarding our future results of operations, economic performance, financial condition and achievements. These forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “pursue,” “strategy,” “target,” “will” and similar expressions. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, and may reflect anticipated cost savings or implementation of our strategic plan. These statements reflect our current plans and expectations and are based on information currently available to us. They rely on several assumptions regarding future events and estimates which could be inaccurate and which are inherently subject to risks and uncertainties.

Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We wish to caution the reader that the following important factors and those important factors described in our other Securities and Exchange Commission filings, including our 2024 Annual Report on Form 10-K and Current Reports on Form 8-K, could affect our actual results and could cause such results to vary materially from those expressed in any forward-looking statements made by, or on behalf of, us: the risk that the cost savings and any other synergies from the Sovos Brands, Inc. (“Sovos Brands”) transaction may not be fully realized or may take longer or cost more to be realized than expected, including that the Sovos Brands transaction may not be accretive within the expected timeframe or the extent anticipated; the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; our ability to execute on and realize the expected benefits from our strategy, including growing sales in snacks and growing/maintaining our market share position in soup; the impact of strong competitive responses to our efforts to leverage brand power with product innovation, promotional programs and new advertising; the risks associated with trade and consumer acceptance of product improvements, shelving

S-ii

initiatives, new products and pricing and promotional strategies; our ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; disruptions in or inefficiencies to our supply chain and/or operations, including reliance on key contract manufacturer and supplier relationships; risks related to the effectiveness of our hedging activities and our ability to respond to volatility in commodity prices; our ability to manage changes to our organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; changes in consumer demand for our products and favorable perception of our brands; changing inventory management practices by certain of our key customers; a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of our key customers maintain significance to our business; product quality and safety issues, including recalls and product liabilities; the possible disruption to the independent contractor distribution models used by certain of our businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; the uncertainties of litigation and regulatory actions against us; the costs, disruption and diversion of management’s attention associated with activist investors; a disruption, failure or security breach of our or our vendors’ information technology systems, including ransomware attacks; impairment to goodwill or other intangible assets; our ability to protect our intellectual property rights; increased liabilities and costs related to our defined benefit pension plans; our ability to attract and retain key talent; goals and initiatives related to, and the impacts of, climate change, including from weather-related events; negative changes and volatility in financial and credit markets, deteriorating economic conditions and other external factors, including changes in laws and regulations; our indebtedness and ability to pay such indebtedness; and unforeseen business disruptions or other impacts due to political instability, civil disobedience, geopolitical conflicts, extreme weather conditions, natural disasters, pandemics or other outbreaks of disease or other calamities.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. We disclaim any obligation or intent to update forward-looking statements made by us in order to reflect new information, events or circumstances after the date they are made.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Our capital stock is listed and traded on The Nasdaq Stock Market LLC. Information about us is also available at our Internet site at http://www.campbellsoupcompany.com. The information on our Internet site is not a part of, or incorporated by reference in, this prospectus supplement.

We are “incorporating by reference” the information in the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the securities covered by this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended July 28, 2024;

•

Our Definitive Proxy Statement on Schedule 14A filed on October  17, 2023 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended July 30, 2023); and

•	Our Current Report on Form 8-K filed on August 1, 2024 (with respect to Item 3.01 only).

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary

Campbell Soup Company

One Campbell Place

Camden, New Jersey 08103-1799

(856) 342-4800

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SUMMARY

This summary highlights selected information about our company and the offering and may not contain all of the information that is important to you. To better understand this offering, you should read the entire prospectus supplement and the accompanying prospectus carefully, as well as those additional documents to which we refer you. See “Where You Can Find More Information.” This summary includes forward-looking statements. See “Disclosure Regarding Forward-Looking Statements.”

Campbell Soup Company

We are a manufacturer and marketer of high-quality, branded food and beverage products. We organized as a business corporation under the laws of New Jersey on November 23, 1922; however, through predecessor organizations, we trace our heritage in the food business back to 1869.

We manage our businesses in two segments as follows:

•

Meals & Beverages segment, which consists of our soup, simple meals and beverages products in retail and foodservice in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; V8 juices and beverages; Campbell’s tomato juice; and as of March 12, 2024, Rao’s pasta sauces, dry pastas, frozen entrées, frozen pizza and soups; Michael Angelo’s frozen entrées and pasta sauces; and noosa yogurts. The segment also includes snacking products in foodservice and Canada; and

•

Snacks segment, which consists of Pepperidge Farm cookies, crackers, fresh bakery and frozen products, including Goldfish crackers, Snyder’s of Hanover pretzels, Lance sandwich crackers, Cape Cod potato chips, Kettle Brand potato chips, Late July snacks, Snack Factory pretzel crisps, and other snacking products in retail in the U.S. The segment also includes the retail business in Latin America. The segment included the results of our Emerald nuts business, which was sold on May 30, 2023 and our Pop Secret popcorn business, which was sold on August 26, 2024.

Corporate Information

Campbell Soup Company was organized as a business corporation under the laws of New Jersey on November 23, 1922. Our principal executive offices are located at One Campbell Place, Camden, New Jersey 08103, and our telephone number is (856) 342-4800. Our website is www.campbellsoupcompany.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus supplement. Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “CPB.”

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”

Issuer	Campbell Soup Company

Notes Offered	$ aggregate principal amount of notes:

•	$ aggregate principal amount of % notes due 2035 (the “2035 notes”); and

•	$ aggregate principal amount of % notes due 2054 (the “2054 notes”).

Maturity Date	Unless earlier redeemed or purchased by us:

•	The 2035 notes will mature on , 2035; and

•	The 2054 notes will mature on , 2054.

Interest	• % per year on the principal amount of the 2035 notes; and

•	% per year on the principal amount of the 2054 notes.

Interest Payment Dates	Interest on each series of the notes is payable semi-annually in arrears on and of each year, commencing on , 2025. Interest will accrue on notes of each series from , 2024.

Optional Redemption	Prior to , 2035 ( months prior to the maturity date of the 2035 notes) in the case of the 2035 notes and prior to , 2054 ( months prior to the maturity date of the 2054 notes) in the case of the 2054 notes (each such date a “Par Call Date”), we may redeem the applicable series of notes, in whole or in part, at our option, at the applicable “make-whole” redemption price, plus accrued and unpaid interest on the principal amount of the applicable series of notes being redeemed to, but not including, the redemption date of the applicable series of notes being redeemed.

On or after the applicable Par Call Date for the 2035 notes and the 2054 notes, we may redeem the 2035 notes and the 2054 notes, respectively, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such notes of the applicable series being redeemed plus accrued and unpaid interest thereon to the applicable redemption date.

See “Description of the Notes—Optional Redemption.”

Option to Purchase Upon a Change of Control Triggering Event	If we experience a “Change of Control Triggering Event,” as defined in “Description of the Notes—Offer to Purchase Upon a Change of

Control Triggering Event,” we will be required, unless we have previously exercised our right to redeem the applicable series of notes, to offer to repurchase such notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Notes—Offer to Purchase Upon a Change of Control Triggering Event.”

Covenants	We will issue the notes under an indenture containing covenants for your benefit. These covenants require us to satisfy certain conditions in order to incur certain debt secured by mortgages, pledges or liens, engage in sale/leaseback transactions or merge or consolidate with another entity. For a more detailed discussion of these covenants, see “Description of Debt Securities” in the accompanying prospectus.

Ranking	The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes in this offering to repay existing indebtedness including, but not limited to, commercial paper, our 3.95% Senior Notes due March 2025 and our 3.30% Senior Notes due March 2025 (collectively, the “2025 Notes”) or the amounts outstanding on the delayed draw term loan credit agreement due November 2025 (the “DDTL Credit Agreement”) and for general corporate purposes. See “Use of Proceeds.”

Trustee and Paying Agent	U.S. Bank Trust Company, National Association.

No Listing	We do not intend to list the notes on any securities exchange. Each series of the notes will be a new issue of securities for which there currently are no public markets. See “Risk Factors—Risks Related to the Notes and the Offering—There are no established public trading markets for the notes.”

Conflicts of Interest

Certain of the underwriters or their respective affiliates are lenders under the DDTL Credit Agreement (as defined below), and may receive a portion of the net proceeds from this offering to the extent such proceeds are used to repay outstanding borrowings under the DDTL Credit Agreement. In addition, certain of the underwriters or their respective affiliates may hold positions in our 2025 Notes, which may be repaid with a portion of net proceeds of this offering, and accordingly, such underwriters may receive a portion of the net proceeds of the offering in connection with such repayment. One or more of the underwriters or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Governing Law	New York.

Book-Entry	The notes will be issued in book-entry form and will be represented by global securities that will be deposited with and registered in the name of The Depository Trust Company. Beneficial interests in the Notes will be shown on, and transfers will be effected through, records maintained by The Depository Trust Company and its participants.

Risk Factors	Any investment in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

RISK FACTORS

An investment in the notes involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including those risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended July 28, 2024. Such risks and uncertainties could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and financial condition.

The notes will be effectively subordinated to any secured debt we may incur and to the debt of our subsidiaries, which may limit your recovery.

The notes are our unsecured obligations, and will rank equally in right of payment with all of our other existing and future unsecured, senior obligations and are structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. As of our fiscal year ended July 28, 2024, we did not have any secured debt outstanding.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries do not guarantee the notes and will have no obligation to pay any amounts due pursuant to the notes or otherwise to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries. Our rights to receive the assets of any subsidiary upon its liquidation or reorganization, and the ability of holders of the notes to benefit indirectly therefrom, will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of July 28, 2024, we had no subsidiary indebtedness outstanding that is structurally senior to the notes.

There are no established public trading markets for the notes.

Each series of notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, holders of a series of notes may find it difficult or impossible to resell their notes. If a trading market were to develop, the notes of a series may trade at a price that is higher or lower than its initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities. The underwriters are not obligated to make a market in any series of notes, and if they do so, they may discontinue any market-making activity at any time without notice. Accordingly, there can be no assurance regarding any future development of a trading market for any series of notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes.

Changes in our credit ratings or the financial and credit markets could adversely affect the market prices of the notes.

The market prices of the notes will be based on a number of factors, including:

•	our ratings with major credit rating agencies, including with respect to each series of notes;

•	the prevailing interest rates being paid by companies similar to us;

•	our operating results, financial condition, financial performance and future prospects; and

•	the overall condition of the financial and credit markets.

Credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as warranted. The credit rating agencies also evaluate the food and beverage industry as a whole and may change their credit rating for us based on their overall view of our businesses and the industry. In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In the past, there have been significant disruptions in the global economy, including volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the prices of the notes. In particular, the U.S. Federal Reserve or other central banks may raise interest rates or expectations regarding an interest rate increase could change. Increases in prevailing interest rates or interest rate expectations could significantly affect the prices of the notes.

Despite our current debt levels, we may incur additional debt.

The notes and the senior indenture under which the notes will be issued do not place any limitation on the amount of debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn. We intend to use the net proceeds from the sale of the notes in this offering to repay existing indebtedness including, but not limited to, commercial paper, the 2025 Notes or outstanding borrowings made under the DDTL Credit Agreement and for general corporate purposes. Our indebtedness as of our fiscal year ended July 28, 2024 was approximately $7.18 billion.

There are limited covenants in the senior indenture governing the notes.

The senior indenture governing the notes contains limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to incur certain debt secured by mortgages, pledges or liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The limitations on incurring debt secured by mortgages, pledges or liens and sale/leaseback transactions contain certain exceptions. The covenants in the senior indenture do not limit the amount of additional debt we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity. See “Description of Debt Securities” in the accompanying prospectus. In light of these exceptions, holders of the notes may be effectively subordinated to any new debt we may incur. In addition, we are not restricted from paying dividends or repurchasing our securities under the senior indenture.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of the Notes—Offer to Purchase Upon a Change of Control Triggering Event”), with respect to a series of notes, unless we have previously exercised our right to redeem the notes of such series, each holder of such notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required would result in a default under the senior indenture that will govern the notes, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Offer to Purchase Upon a Change of Control Triggering Event” in this prospectus supplement.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $     from the sale of the notes in this offering (after deducting underwriting discounts and our estimated offering expenses). We intend to use the net proceeds from the sale of the notes in this offering to repay existing indebtedness including, but not limited to, commercial paper, our 3.95% Senior Notes due March 2025 and our 3.30% Senior Notes due March 2025 (collectively, the “2025 Notes”) or the amounts outstanding on the delayed draw term loan credit agreement due November 2025 (the “DDTL Credit Agreement”) and for general corporate purposes. Loans under the DDTL Credit Agreement bear interest at rates specified in such agreement, which vary based on the type of loan and certain other conditions.

Certain of the underwriters or their respective affiliates are lenders under the DDTL Credit Agreement, and have been paid fees and expenses in connection therewith. In addition, certain of the underwriters and their respective affiliates may hold positions in our 2025 Notes. Such underwriters or their respective affiliates may receive a portion of the net proceeds from this offering to the extent such proceeds are used to repay outstanding borrowings under the DDTL Credit Agreement or the 2025 Notes. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture dated as of March 19, 2015, between us and Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of August 17, 2023 among us, Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, and U.S. Bank Trust Company, National Association, as successor trustee for any series of debt securities issued in the future (the “trustee”). The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is made. As used in the following description, the terms “we,” “us” and “our” refer to Campbell Soup Company only, and do not include our consolidated subsidiaries.

The notes offered by this prospectus supplement:

•	will be our unsecured general obligations;

•	will not be guaranteed by any of our subsidiaries;

•	will be issued in book-entry form only, in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;

Principal, Maturity and Interest

2035 Notes

The 2035 notes offered hereby will be issued in an aggregate principal amount of $    , and will mature on     , 2035. The 2035 notes will bear interest from     , 2024 at the rate of  % per annum, payable semi-annually on each     and     , commencing     , 2025, to the persons in whose names the notes are registered at the close of business on the preceding     and     , respectively (whether or not a New York Business Day). Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

2054 Notes

The 2054 notes offered hereby will be issued in an aggregate principal amount of $    , and will mature on     , 2054. The 2054 notes will bear interest from     , 2024 at the rate of  % per annum, payable semi-annually on each     and     , commencing     , 2025, to the persons in whose names the notes are registered at the close of business on the preceding     and     , respectively (whether or not a New York Business Day). Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

“New York Business Day” means any day which is not a Saturday, Sunday, or a day on which commercial banking institutions are authorized or obligated by law, regulation or executive order to be closed in New York City.

Issuance of Additional Notes

We may, without the consent of the holders, increase the principal amount of any series of notes by issuing additional notes in the future on the same terms and conditions as the notes of such series, except, in each case, for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP numbers as the notes of the applicable series offered hereby; provided that if any additional notes subsequently issued are not fungible with any notes previously issued for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Each series of notes offered by this prospectus supplement and any additional notes issued on the same terms and conditions would rank equally and ratably and would be treated as a single series for all purposes under the indenture.

Optional Redemption

Prior to     , 2035 (  months prior to the maturity date of the 2035 notes) in the case of the 2035 notes and prior to     , 2054 (  months prior to the maturity date of the 2054 notes) in the case of the 2054 notes (each such date a “Par Call Date”), we may redeem such notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of the applicable series to be redeemed discounted to the applicable redemption date (assuming the 2035 notes and the 2054 notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus      basis points in the case of the 2035 notes and     basis points in the case of the 2054 notes less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest on the notes of the applicable series to the applicable redemption date.

On or after the applicable Par Call Date for the 2035 notes and the 2054 notes, we may redeem the 2035 notes and the 2054 notes, respectively, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such notes of the applicable series being redeemed plus accrued and unpaid interest thereon to the applicable redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at

11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of the notes of the applicable series to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes of the series called for redemption.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee may deem fair and appropriate (in accordance with the procedures of the depositary). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Offer to Purchase Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes of a series, unless we have exercised our right to redeem all of the notes of such series as described under “—Optional Redemption,” each holder of notes of such series will have the right to require us to purchase all or a portion of such holder’s notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, provided that any payment of interest becoming due on or prior to the Change of Control Payment Date shall be payable to the holders of the notes of such series registered as such on the relevant record date.

Within 30 days following the date upon which the Change of Control Triggering Event occurs with respect to the notes of a series, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes of such series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer and describe the Change of Control Triggering Event. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Upon the Change of Control Payment Date with respect to the notes of a series, we will, to the extent lawful:

•	accept for payment all notes of such series or portions of notes of such series properly tendered and not withdrawn pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes of such series or portions of notes of such series properly tendered; and

•

deliver, or cause to be delivered, to the trustee the notes of such series properly accepted together with a certificate, executed by our officers, stating the aggregate principal amount of notes of such series or portions of notes of such series being purchased. We will not be required to make a Change of Control Offer with respect to the notes of a series, if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes of such series properly tendered and not withdrawn under its offer.

“Capital Stock”, as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control” means the occurrence of any of the following:

(1) the sale, conveyance, transfer or lease of our properties and assets substantially as an entirety (other than by way of merger or consolidation) to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries; or

(2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of our Voting Stock, measured by voting power rather than number of shares; provided, that the consummation of any such transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b) immediately following such transaction, (x) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to such transaction or (y) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means, with respect to a series of notes, (1) the ratings on the notes of such series are downgraded by each of the Ratings Agencies during the 60-day period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control or (ii) the first public announcement of the occurrence of a Change of Control or our intention to effect a Change of Control (which Trigger Period will be extended so long as the ratings on the notes of such series are under publicly announced consideration for possible downgrade by any of the Ratings Agencies) and (2) the notes of such series are rated below an Investment Grade rating by each of the Ratings Agencies on any date during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control and such series of notes if each Ratings Agency does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or an equivalent Investment Grade rating from any replacement Ratings Agency appointed by us.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Ratings Agency” means, with respect to a series of notes, each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the notes of such series or fails to make a rating of the notes of such series publicly available for reasons outside of our control, we may appoint a replacement for such Ratings Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act with respect to such series of notes.

“S&P” means S&P Global Ratings and its successors.

“Voting Stock” means Capital Stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

We will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the offer to purchase the notes of a series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the notes of a series, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of any notes by virtue of any such conflict.

Unless we default in the Change of Control Payment with respect to a series of notes, on and after the Change of Control Payment Date for such series of notes, interest will cease to accrue on the notes of such series or portions of the notes of such series tendered for purchase pursuant to the applicable Change of Control Offer.

It is possible that we will not have sufficient funds at the time of any Change of Control Triggering Event to purchase the notes of each series. In addition, it is possible that at the time of any Change of Control Triggering Event, we may be prohibited from purchasing the notes of a series by the terms of our other outstanding indebtedness. In order to obtain sufficient funds to pay the purchase price of the outstanding notes of a series (as well as to refinance any such other indebtedness in order to be able to purchase the notes of a series without violating the terms of such other indebtedness), we may need to refinance the notes of one or more series and such other indebtedness. We cannot assure you that we would be able to refinance the notes of any series and such other indebtedness on reasonable terms, or at all. Our failure to offer to purchase all outstanding notes of any series or to purchase all validly tendered notes of any series would be an event of default with respect to that series under the indenture. Such an event of default may cause the acceleration of our other indebtedness.

The Change of Control Triggering Event provision described above will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us generally will not constitute a Change of Control that would potentially lead to a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the notes, or cause the notes to cease to be rated Investment Grade, or, even if they do, may not necessarily constitute a Change of Control Triggering Event that affords you the protections described in this prospectus supplement.

The definition of Change of Control includes a phrase relating to the sale, conveyance, transfer or lease of our properties and assets “substantially as an entirety.” Although there is a limited body of case law interpreting phrases similar to “substantially as an entirety” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of a sale, conveyance, transfer or lease of less than all of our properties and assets may be uncertain.

Sinking Fund

The notes will not be entitled to any sinking fund.

Trustee and Paying Agent

U.S. Bank Trust Company, National Association will serve as trustee and initial paying agent for the notes.

BOOK-ENTRY ISSUANCE

The notes will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. Thus, we will not issue certificated securities to you for the notes, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominees and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC’s records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the notes. DTC’s records will show only the identity of the direct participant and the amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC’s nominee. The trustee and we will treat DTC’s nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our company.

Notes represented by one or more global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the notes.

If the global security is exchanged for certificated securities, the trustee will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those certificated securities.

Clearstream and Euroclear

Links have been established among DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations of the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. No rulings from the U.S. Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This discussion is for general information purposes only and does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities (or investors in such entities), persons liable for alternative minimum tax and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction, or persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account on an applicable financial statement. This summary does not address the potential application of the 3.8% United States federal income tax on net investment income of certain United States persons. Investors should consult their own advisors regarding the possible application of this tax. In addition, this discussion is limited to persons who purchase the notes for cash at original issuance and at their “issue price” (the first price at which a substantial amount of the notes is sold to the public for money, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity that is classified as a partnership for U.S. federal income tax purposes (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of holding and disposing of the notes.

Prospective purchasers of the notes should consult their tax advisors concerning the tax consequences of holding notes in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal estate and gift tax laws, the U.S. federal Medicare tax on net investment income, and state, local, non-U.S. or other tax laws.

Tax Considerations for U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) if a valid election is in place to treat the trust as a U.S. person.

Payments of interest

Payments of interest on a note generally will be includible in the gross income of a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Certain additional payments

We will be required to make payments of additional amounts if we repurchase the notes in connection with a Change of Control Triggering Event described above under “Description of the Notes-Offer to Purchase Upon a Change of Control Triggering Event.” We intend to take the position that the possibility of such payments will not result in such notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS takes a position contrary to that described above, a holder of the notes may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of such notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, income on the sale, exchange, retirement or other taxable disposition of such notes may be treated as ordinary income rather than as capital gain. You should consult your tax advisors regarding the tax consequences if such notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that such notes are not treated as contingent payment debt instruments.

Sale, exchange or other disposition of the notes

Unless a non-recognition provision applies, upon the sale, exchange, redemption or other disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note generally will be its cost for that note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of interest” above.

Gain or loss realized on the sale, exchange or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition the note has been held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Considerations for Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of notes who or that is neither a U.S. Holder nor a partnership (or entity or arrangement treated as a partnership) for U.S. federal income tax purposes. “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of a note and who is not otherwise a resident of the

United States for U.S. federal income tax purposes. Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.”

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Payments of interest

Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, payments of interest on the notes by us or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

•	interest paid on the notes is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; and

•

the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote or 10% of the total value of all classes of our stock; and

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•	the certification requirements described below have been fulfilled with respect to the beneficial owner, as discussed below.

Certification requirements

Subject to the discussion below concerning income of a Non-U.S. Holder that is effectively connected with the conduct of a trade or business in the United States, interest on a note will not be exempt from United States federal withholding tax at a 30% rate unless the beneficial owner of that note certifies on a properly executed IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) to the applicable withholding agent, under penalties of perjury, that it is not a United States person as defined under the Code. Special certification rules apply to notes that are held through foreign intermediaries.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be taxed with respect to such interest on a net income basis at graduated U.S. federal income tax rates in generally the same manner as a U.S. Holder (see “Tax Considerations for U.S. Holders” above), except that the holder will be required to provide to us a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including, in the case of a corporation, the possible imposition of a 30% “branch profits tax.”

Sale, exchange or other disposition of the notes

Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, exchange, retirement or other disposition of such note, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), subject to an applicable income tax treaty providing otherwise.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain realized by the Non-U.S. Holder on a sale, exchange or other disposition of notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed with respect to such gain in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. Non-U.S. Holders whose gain from dispositions of notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes, including, in the case of a corporation, the possible imposition of a 30% “branch profits tax.”

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (if any) and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly known as “FATCA”) generally impose a withholding tax of 30% on certain payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under these rules (if applicable) will apply to payments of interest on the notes. Under proposed Treasury regulations (the preamble to which indicates that taxpayers may rely on the proposed regulations pending the issuance of final regulations), no such withholding tax will apply to payments of gross proceeds from the sale, exchange or retirement of the notes. In many cases, Non-U.S. Holders may be able to indicate their exemption from, or compliance with, FATCA by providing a properly completed IRS Form W8-BEN or IRS Form W8-BEN-E (as applicable) to the withholding agent certifying as to such status under FATCA. In the event any withholding under FATCA is imposed with respect to any payments on the notes, there will be no additional amounts payable to compensate for the withheld amount. Non-U.S. Holders and U.S. Holders holding notes through a non-U.S. intermediary should consult their tax advisors regarding the potential application of FATCA to the notes.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA and the U.S. Department of Labor Regulations issued thereunder (the “DOL Regulations”) in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, the fiduciary should consider, among other factors, whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and the DOL Regulations, and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the notes by a plan with respect to which we, the underwriters or certain of our or their affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those notes are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). The U.S. Department of Labor (the “DOL”) has also issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for certain transactions managed by in-house asset managers.

There can be no assurance that any of these administrative class or statutory exemptions will be available with respect to transactions involving the notes.

Any purchaser or holder of notes or any interest therein will be deemed to have represented by its purchase and holding of the notes that either (1) it is not a plan subject to Title I of ERISA or Section 4975 of the Code, and is not purchasing or holding the notes on behalf of or with “plan assets” of any such plan or (2) its purchase and holding of the notes will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. In addition, any purchaser or holder of notes or any interest therein which is a non-ERISA arrangement will be deemed to have represented by its purchase or holding of the notes that its purchase and holding will not constitute or result in a violation of the provisions of any similar laws.

Neither we, nor any underwriter, nor any of our or its respective affiliates (the “Transaction Parties”) is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of notes by a plan. In addition, the person making the decision to acquire notes on behalf of a plan, subject to ERISA or Section 4975 of the Code or an entity holding “plan assets” of such a plan (the “Plan Fiduciary”), will be deemed to have represented and warranted that that (i) none of the Transaction Parties or any of their affiliates, has provided any investment advice within the meaning of Section 3(21) of ERISA to the plan, entity or Plan Fiduciary, in connection with its acquisition of notes (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the notes.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing notes on behalf of or with “plan assets” of any plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding of notes under similar laws, as applicable.

Nothing in this prospectus supplement shall be construed as a representation or advice as to whether an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in the underwriting agreement dated the date of this prospectus supplement between us and the underwriters, we have agreed to sell to each of the underwriters named below (for which Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC are acting as representatives), and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name below:

Underwriter	Principal Amount of 2035 Notes	Principal Amount of 2054 Notes
Barclays Capital Inc.	$	$
BNP Paribas Securities Corp.
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
UBS Securities LLC

Total	$	$

The underwriting agreement provides that the underwriters are obligated, severally and not jointly, to purchase all of the notes if any are purchased. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

Each series of notes is a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes.

The underwriters have advised us that they propose to initially offer the notes to the public for cash at the public offering prices set forth on the cover of this prospectus supplement, and that they may offer the notes to certain dealers at such price less concessions not in excess of (i)   % of the principal amount of the 2035 notes and (ii)   % of the principal amount of the 2054 notes. Any underwriter may allow, and any such dealer may reallow, to certain other dealers, a concession not in excess of (i)   % of the principal amount of the 2035 notes and (ii)   % of the principal amount of the 2054 notes. After the public offering of the notes, the public offering prices and other selling terms may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

Expenses associated with this offering, to be paid by us, are estimated to be $    . The representatives have agreed to reimburse us for certain expenses in connection with this offering.

Certain of the underwriters and their respective affiliates have engaged, and may in the future engage, in banking, financial advisory and other commercial dealings with us and our affiliates, for which they have earned and may earn customary fees and commissions. Certain of the underwriters and their respective affiliates act as lenders and agents under our U.S. committed revolving credit facility and receive fees in connection with such roles. In addition, certain of the underwriters and their respective affiliates may hold positions in our 2025 Notes and the DDTL Credit Agreement, which may be repaid with a portion of the net proceeds of this offering, and accordingly, such underwriters may receive a portion of the net proceeds of the offering in connection with such repayment.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/ or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their respective affiliates are lenders under the DDTL Credit Agreement, and may receive a portion of the net proceeds from this offering to the extent such proceeds are used to repay outstanding borrowings under the DDTL Credit Agreement. In addition, certain of the underwriters and their respective affiliates may hold positions in our 2025 Notes, which may be repaid with a portion of net proceeds of this offering, and accordingly, such underwriters may receive a portion of the net proceeds of the offering in connection with such repayment. One or more of the underwriters or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as

amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.

Notice to Prospective Investors in Hong Kong

The notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes and certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP (New York). Certain legal matters under New Jersey law will be passed upon for us by Charles A. Brawley, III, our Executive Vice President, General Counsel and Corporate Secretary. Mr. Brawley beneficially owns or has rights to acquire an aggregate of less than 1% of the outstanding shares of our common stock. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP (New York).

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended July 28, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CAMPBELL SOUP COMPANY

DEBT SECURITIES

From time to time, in one or more offerings, we may sell debt securities consisting of debentures, notes or other unsecured evidences of indebtedness on terms we will determine at the times we sell the debt securities. When we decide to sell a particular series of debt securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the debt securities we are offering. The prospectus supplements may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We reserve the sole right to accept, and together with any agents, dealers or underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable fees, commissions or discounts. The net proceeds to us from the sale of securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information About Us” and “Documents Incorporated by Reference.”

Investing in our securities involves certain risks. See the “Risk Factors” section on page 2 of this prospectus and the risk factors we incorporate by reference herein and, if any, in the relevant prospectus supplement or free writing prospectus. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information About Us.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell debt securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of debt securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise stated, the terms “we,” “us” and “our” refer to Campbell Soup Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports (“reports”), proxy statements and other information and documents with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that are filed electronically with the SEC. You may read and copy any document we file electronically with the SEC on the SEC’s website located at www.sec.gov.

You may also electronically access these documents through our website, www.campbellsoupcompany.com, under the investor relations portion of our website. This URL and the SEC’s URL above are intended to be inactive textual references only. We are not incorporating the contents of the website into this prospectus. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

Campbell Soup Company

One Campbell Place

Camden, New Jersey 08103-1799

856-342-6081

This prospectus is part of a Registration Statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and the securities, you should read the entire Registration Statement and the additional information described under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

ii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-3822) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2022;

•	Our Quarterly Reports on Form 10-Q filed with the SEC on December 7, 2022, March 8, 2023 and June 7, 2023;

•

Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 18, 2022 to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022; and

•	Our Current Reports on Form 8-K filed with the SEC on November 1, 2022, December 1, 2022, January 25, 2023, May 24, 2023 and August 7, 2023.

Each document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document filed prior to the date of this prospectus and incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.”

iii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations regarding our future results of operations, economic performance, financial condition and achievements. We try, wherever possible, to identify these forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “pursue,” “strategy,” “target,” “will” and similar expressions. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements reflect our current plans and expectations and are based on information currently available to us. They rely on a number of assumptions regarding future events and estimates which could be inaccurate and which are inherently subject to risks and uncertainties.

We wish to caution the reader that the following important factors and those important factors described in Part I, Item 1A of our most recent Annual Report on Form 10-K filed with the SEC (as updated from time-to-time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC) could affect our actual results and could cause such results to vary materially from those expressed in any forward-looking statements made by, or on behalf of, us:

•

the conditions to the completion of the Sovos Brands, Inc. (“Sovos Brands”) transaction, including obtaining Sovos Brands shareholder approval, may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all;

•	long-term financing for the Sovos Brands transaction may not be obtained on favorable terms, or at all;

•

closing of the Sovos Brands transaction may not occur or be delayed, either as a result of litigation related to the transaction or otherwise or result in significant costs of defense, indemnification and liability;

•

the risk that the cost savings and any other synergies from the Sovos Brands transaction may not be fully realized or may take longer or cost more to be realized than expected, including that the Sovos Brands transaction may not be accretive within the expected timeframe or the extent anticipated;

•	completing the Sovos Brands transaction may distract our management from other important matters;

•	the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation;

•	our ability to execute on and realize the expected benefits from our strategy, including growing sales in snacks and growing/maintaining our market share position in soup;

•	the impact of strong competitive responses to our efforts to leverage brand power with product innovation, promotional programs and new advertising;

•	the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies;

•	our ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions;

•	disruptions in or inefficiencies to our supply chain and/or operations, including reliance on key supplier relationships;

•	risks related to the effectiveness of our hedging activities and our ability to respond to volatility in commodity prices;

•	the impacts of, and associated responses to the COVID-19 pandemic on our business, suppliers, customers, consumers and employees;

•	our ability to manage changes to our organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes;

•	changes in consumer demand for our products and favorable perception of our brands;

•	changing inventory management practices by certain of our key customers;

•	a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of our key customers maintain significance to our business;

•	product quality and safety issues, including recalls and product liabilities;

•

the possible disruption to the independent contractor distribution models used by certain of our businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification;

•	the uncertainties of litigation and regulatory actions against us;

•	the costs, disruption and diversion of management’s attention associated with activist investors;

•	a disruption, failure or security breach of our or our vendors’ information technology systems, including ransomware attacks;

•	impairment to goodwill or other intangible assets;

•	our ability to protect our intellectual property rights;

•	increased liabilities and costs related to our defined benefit pension plans;

•	our ability to attract and retain key talent;

•	goals and initiatives related to, and the impacts of, climate change, including from weather-related events;

•	negative changes and volatility in financial and credit markets, deteriorating economic conditions, and other external factors, including changes in laws and regulations; and

•

unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine), extreme weather conditions, natural disasters, other pandemics or other calamities.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. We disclaim any obligation or intent to update forward-looking statements made by us in order to reflect new information, events or circumstances after the date they are made.

ABOUT CAMPBELL SOUP COMPANY

We are a manufacturer and marketer of high-quality, branded food and beverage products. We manage our businesses in two divisions focused mainly on product categories. The divisions, which represent our operating and reportable segments, are as follows: Meals & Beverages and Snacks. We organized as a business corporation under the laws of New Jersey on November 23, 1922; however, through predecessor organizations, we trace our heritage in the food business back to 1869. Our principal executive offices are in Camden, New Jersey 08103-1799. We maintain a website at www.campbellsoupcompany.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

Investing in the debt securities involves risks. Before making a decision to invest in the debt securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2022, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in other documents that we include or incorporate by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered debt securities. Please also refer to the section above entitled “Forward-Looking Statements.” See “Where You Can Find More Information About Us.”

USE OF PROCEEDS

Unless we describe a different use of proceeds from an offering in the related prospectus supplement, we intend to use the net proceeds from the sales of the debt securities offered by this prospectus for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common stock, repayment of debt, and acquisitions. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities in one or more series under the indenture, dated as of March 19, 2015, between us and Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, as amended and supplemented by the First Supplemental Indenture, dated as of August 17, 2023 among us, Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, and U.S. Bank, National Association, as successor trustee for any series of debt securities issued in the future, which we refer to as the “senior indenture.” We may also issue subordinated debt securities in one or more series under the indenture to be entered into between us and U.S. Bank, National Association, as successor trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) U.S. Bank, National Association, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The indentures are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information About Us” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the indenture. In this “Description of Debt Securities,” the terms the “Company,” “we,” “us” and “our” refer to Campbell Soup Company only, and do not include our consolidated subsidiaries.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “—Subordination Under Subordinated Indenture.”

General

The indentures do not limit the amount of debt securities which we may issue under the indentures and provide that debt securities may be issued thereunder up to the aggregate principal amount which our board of directors may authorize from time to time. Debt securities may be issued from time to time in one or more series.

Please refer to the prospectus supplement relating to any particular series of debt securities we may offer for the following terms of such series:

(a)	the designation, aggregate principal amount and authorized denominations of the offered debt securities;

(b)	the price (expressed as a percentage of the aggregate principal amount thereof) at which the offered debt securities will be issued;

(c)	the date or dates on which the offered debt securities will mature;

(d)	the annual rate, if any, at which the offered debt securities will bear interest;

(e)

the date from which such interest, if any, on the offered debt securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and, with respect to offered debt securities in registered form, the regular record dates for such interest payment dates;

(f)	any optional or mandatory sinking fund provisions;

(g)

the date, if any, after which and the price or prices at which the offered debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or at the option of the holder and any other terms and provisions of such optional or mandatory redemptions;

(h)

the denominations in which any offered debt securities of a series which are registered securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any offered debt securities of the series which are bearer securities will be issuable if other than denominations of $5,000;

(i)	if other than the principal amount thereof, the portion of the principal amount of offered debt securities of the series which will be payable upon declaration of acceleration of maturity thereof;

(j)	any events of default with respect to the offered debt securities of the series, if not set forth in the applicable indenture;

(k)

the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on the offered debt securities of the series will be payable (if other than the currency of the United States of America), which unless otherwise specified will be the currency of the United States of America as at the time of payment which is the legal tender for payment of public or private debts;

(l)

if the principal of (and premium, if any), or interest, if any, on the offered debt securities of the series is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)

if such offered debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America;

(n)

if the amount of payments of principal of (and premium if any), or portions thereof, or interest, if any, on the offered debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

(o)

whether the offered debt securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of any offered debt securities issuable in bearer form and whether, and, if so, the terms upon which, any offered debt securities in bearer form will be exchangeable for offered debt securities in registered form;

(p)

whether such offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the method of transferring beneficial interests in such global security or global securities;

(q)	whether the offered debt securities of any series shall be issued upon original issuance in whole or in part in the form of one or more book-entry securities;

(r)	the application, if any, of certain provisions of the applicable indenture relating to defeasance and discharge, and certain conditions thereto;

(s)

with respect to the offered debt securities of the series, any deletions from, modifications of or additions to the events of default or any covenants, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

(t)	any U.S. federal income tax consequences applicable to the offered debt securities;

(u)	in the case of the subordinated indenture, any provisions regarding subordination; and

(v)	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities of a series may be issued in registered form or bearer form or both as specified in the terms of the series, may be issued in whole or in part in the form of one or more global securities and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or another depositary named by the Company and identified in a prospectus supplement with respect to such series. The prospectus supplement will specify whether the offered debt securities will be registered, bearer, global or book-entry form.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes. Except in certain circumstances, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof.

Unless the prospectus supplement relating to the debt securities specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000. The prospectus supplement relating to a series of debt securities denominated in a foreign or composite currency will specify the denomination thereof.

At the option of the holder and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series will be exchangeable into an equal aggregate principal amount of registered securities or, in the case of global bearer securities, registered securities or bearer securities of the same series (with the same interest rate and maturity date). Bearer securities surrendered in exchange for registered securities between the record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Registered securities of any series will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. Registered securities may not be exchanged for bearer securities.

A book-entry security may not be registered for transfer or exchange (other than as a whole by the depository to a nominee or by such nominee to such depository) unless:

(a)	the depository or such nominee notifies us that it is unwilling or unable to continue as depository,

(b)	the depository ceases to be qualified as required by the applicable indenture,

(c)	we instruct the trustee in accordance with the applicable indenture that such book-entry securities shall be so registrable and exchangeable,

(d)

there shall have occurred and be continuing an event of default or an event which after notice or lapse of time would be an event of default with respect to the debt securities evidenced by such book-entry securities or

(e)	there shall exist such other circumstances, if any, as may be specified in the applicable prospectus supplement.

Each holder agrees to indemnify the Company and the trustee against any liability that may result from the holder’s transfer, exchange or assignment of a security in violation of any provision of the applicable indenture and/or applicable United States federal or state securities law. The trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the applicable indenture or under applicable law with respect to any transfer of a security (including any transfers between or among depositary participants or beneficial owners of interests in any global security) other than to require delivery of such certificates and other documentation or evidence as the applicable indenture expressly requires.

No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Unless we indicate otherwise in the prospectus supplement, principal (and premium, if any) will be payable and registered securities will be transferable at the corporate trust office of the trustee or such other paying agent as we may appoint from time to time, as specified in the applicable prospectus supplement. Unless other arrangements are made, we will pay interest, if any, by checks mailed to the holders of registered securities at their registered addresses. We will make payment with respect to debt securities represented by a global security registered in the name of a depository or its nominee to the depository or its nominee, as the case may be, as the registered owner of the global security. To the extent set forth in the prospectus supplement relating thereto, any bearer securities and the coupons appertaining thereto will be payable against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as we may appoint from time to time.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Under the indentures, we will have the ability to issue debt securities with terms different from those of debt securities previously issued.

Certain Covenants

Restrictions on Secured Debt

If the Company or any Restricted Subsidiary shall incur or guarantee any evidence of indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge or lien (“Mortgage”) on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure all series of debt securities equally and ratably with (or, at the Company’s option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in “Restrictions on Sales and Leasebacks” below), would not exceed 10% of Consolidated Net Assets.

The above restriction will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by:

(a)	Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

(b)	Mortgages in favor of the Company or a Restricted Subsidiary,

(c)	Mortgages in favor of governmental bodies to secure progress, advance or other payments,

(d)

Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, and purchase money and construction Mortgages which are entered into within specified time limits,

(e)	Mortgages securing certain federal tax-exempt obligations issued by a state or local government entity to finance the acquisition or construction of property,

(f)	mechanics and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

(g)

Mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition in the transaction of business or exercise of any privilege, franchise or license,

(h)	Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith,

(i)	Mortgages, including judgment liens, arising from legal proceedings being contested in good faith, and

(j)	any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (i) inclusive.

Restrictions on Sales and Leasebacks

Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in “Restrictions on Secured Debt” above) would not exceed 10% of Consolidated Net Assets.

This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if:

(a)	the lease is for a period, including renewal rights, not in excess of five years,

(b)	the sale and leaseback of the Principal Property is entered into prior to, at the time of, or within 180 days after the later of its acquisition or completion of its construction,

(c)	the lease secures or relates to certain federal tax-exempt obligations issued by a state or local government entity to finance the acquisition or construction of property,

(d)	the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or

(e)

the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of debt securities or Funded Debt of the Company or a Restricted Subsidiary ranking on parity with or senior to the debt securities, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of:

(1)	the net proceeds of the sale of the Principal Property leased or

(2)	the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, debentures or notes (including the debt securities) of the Company or a Restricted Subsidiary may be surrendered to the applicable trustee for cancellation at a value equal to the principal amount thereof or the Company or a Restricted Subsidiary may credit the principal amount of Funded Debt voluntarily retired within 180 days after such sale.

Unless otherwise indicated in a prospectus supplement, the covenants contained in the indentures and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of debt securities.

Certain Definitions

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Funded Debt” means (a) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower and (b) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the

United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (a) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Company as an entirety or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Restricted Subsidiary” means a subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (b) which owns a Principal Property, but does not include a subsidiary of the Company engaged primarily in the development and sale or financing of real property.

Merger and Consolidation

The Company will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the successor Person is the Company or another Person that assumes the Company’s obligations on the debt securities and under the indentures and, after giving effect to such transaction, the Company or the successor Person would not be in default under the indentures.

Events of Default

The indentures define “events of default” with respect to the debt securities of any series as being one of the following events:

(a)	default in the payment of any installment of interest on that series for 30 days after becoming due;

(b)	default in the payment of principal (or premium, if any) on that series when due;

(c)	default in the deposit of any sinking fund payment when due;

(d)

default in the performance of any other covenant with respect to the debt securities of that series or in the indenture (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than that series) continued for 90 days after notice;

(e)	certain events of bankruptcy, insolvency or reorganization; and

(f)	any other event of default provided with respect to debt securities of that series.

The indentures contain no events of default or other provisions which specifically afford holders of the debt securities protection in the event of a highly leveraged transaction.

If an event of default shall occur and be continuing with respect to the debt securities of any series, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to such series) of the debt securities of such series and the accrued interest thereon, if any, to be due and payable. Each indenture provides that the trustee shall, within 90 days after the occurrence of a default known to a responsible officer of the trustee, give the holders of debt securities notice of all uncured defaults known to it (the term “default” to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the debt securities of that series then outstanding, by written notice to the Company and the trustee, may, in certain circumstances, rescind and annul such declaration.

With respect to each indenture, the Company will furnish to the trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. In addition, so long as any of the debt securities are outstanding, the Company shall, within five business days of the chief financial officer, the treasurer or the controller of the Company obtaining actual knowledge of a default or event of default with respect to the debt securities, deliver to the trustee an Officers’ Certificate specifying such default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. Each indenture will provide that in case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under such indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request of any of the holders of debt securities unless they first shall have offered to the trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture and Waiver

Each indenture provides that the Company and the trustee may enter into supplemental indentures with respect to such indenture without the consent of the holders of the debt securities governed by such indenture to:

(a)	evidence the assumption by a successor corporation of the obligations of the Company,

(b)	add covenants for the protection of the holders of debt securities,

(c)	add any additional events of default,

(d)

change or eliminate any provision of the applicable indenture, provided such change or elimination shall become effective only when there is no debt security of any series outstanding prior to the supplemental indenture with benefits from such provision,

(e)

cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision in the applicable indenture; or to make any other provisions with respect to matters or questions arising under the applicable indenture, provided that such action does not adversely affect the interests of the holders in any material respect,

(f)	establish the form or terms of debt securities of any series,

(g)

conform the text of the applicable indenture or any debt security issued thereunder to any provision in this “Description of Debt Securities” or in the corresponding section of any prospectus supplement to the extent such provision in this “Description of Debt Securities” or in the corresponding section of any prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture or such security, as set forth in an Officers’ Certificate,

(h)	secure the debt securities and related coupons, if any, and

(i)	evidence the acceptance of appointment by a successor trustee.

With respect to each indenture, with certain exceptions, the indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series governed by such indenture that is affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would, among other things,

(a)

reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of interest on, any debt security or the other terms of payment thereof,

(b)

reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive certain past defaults,

(c)	change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02 of the indenture,

(d)

modify any of the provisions referred to in clauses (a), (b) and (c) above or clauses (a) and (b) below, except to increase the percentages referred to below or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby, or

(e)

in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of outstanding subordinated debt securities of a series without the consent of 75% in aggregate principal amount of such securities.

With respect to each indenture, the holders of at least a majority in principal amount of the debt securities of each series outstanding may, on behalf of the holders of all the debt securities of that series, waive, insofar as that series is concerned, (a) compliance by the Company with certain restrictive provisions of the indenture and (b) any past default under the indenture, except a default (1) in the payment of principal of (and premium, if any) or any interest on any debt security of such series and (2) in respect of a covenant, or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security of such series outstanding affected; provided that in the case of the subordinated indenture, the waiver of provisions with respect to the subordination of the outstanding subordinated debt securities in a manner materially adverse to the holders of outstanding subordinated debt securities of a series requires the consent of the holders of at least 75% in aggregate principal amount of such series.

Defeasance and Discharge

Each indenture provides that with respect to such indenture the Company may specify that, with respect to the debt securities of a certain series, it will be discharged from any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities. If so specified with respect to the debt securities of a series, such a trust may only be established if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, if so specified with respect to a series of debt securities, such establishment of such a trust may be conditioned on the delivery by the Company to the trustee of an opinion of counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation or dissolution, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, reorganization, insolvency, receivership, arrangement, adjustment, composition, or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of all principal and any interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (including interest after the commencement or any bankruptcy proceeding at the rate specified in the applicable senior debt), on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

We will not make any payments of principal and any interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable, on the subordinated debt securities if:

•	a default in any payment on designated senior debt then exists, or

•	an event of default on any series of designated senior debt resulting in the acceleration of its maturity then exists.

When we use the term “designated senior debt” we mean, indebtedness, whether incurred on, prior to, or after, the date of the subordinated indenture, outstanding under a senior credit agreement or any other indebtedness for money borrowed that is issued as a replacement or refinancing of such debt facilities; and any other senior debt the principal amount of which is $25.0 million or more and that has been designated by the Company to the trustee as “designated senior debt.”

When we use the term “senior debt” we mean:

•	every obligation of, or any obligation guaranteed by the Company for money borrowed or purchased, including without limitation the designated senior debt,

•	indebtedness of, or guaranteed by, the Company evidenced by bonds, debentures, notes or other similar instruments, or

•	every obligation of, or guaranteed by, the Company associated with derivative products,

in each case unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities.

However, senior debt will not include:

•	any liability for taxes,

•	any intercompany indebtedness of our company, any of our subsidiaries or any our or their affiliates,

•	any trade payables, or

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

We have appointed U.S. Bank, National Association, as the trustee under each of the indentures and as initial security registrar with regard to any debt securities issued following the date hereof.

We may remove the trustee with or without cause if we so notify the trustee six months in advance and if no event of default occurs during the six-month period.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by us or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Unless otherwise disclosed in a prospectus supplement, the validity of the debt securities offered hereby will be passed upon for us by Charles A. Brawley, III, our Senior Vice President, Deputy General Counsel and Corporate Secretary, as to certain matters of New Jersey law, and by Weil, Gotshal & Manges LLP, New York, New York, as to New York law. Mr. Brawley beneficially owns or has rights to acquire an aggregate of less than 1% of the outstanding shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended July 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Campbell Soup Company

$     % Notes due 2035

$     % Notes due 2054

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

BNP PARIBAS

BofA Securities

Citigroup

J.P. Morgan

UBS Investment Bank

    , 2024